Exhibit 99.2

Cash America Announces Plans to Evaluate Separation of Online Business

FORT WORTH, Texas--(BUSINESS WIRE)--April 10, 2014--Cash America International, Inc. (NYSE: CSH) (the “Company”) today announced that its Board of Directors has authorized management to review potential strategic alternatives, including a tax-free spin-off, for the separation of its online lending business that comprises its e-commerce division, Enova International, Inc. (“Enova”). While a final decision has not been made, a spin-off would create a stand-alone, publicly traded online lending company with approximately $766 million in annual revenue as of December 31, 2013. If a spin-off were to occur, the Company would be separated into two publicly traded companies: Enova International, Inc., which would own and operate the Company’s online lending business with operations in the U.S., the U.K., Australia and Canada, and Cash America International, Inc., which would own and operate the Company’s storefront lending businesses that comprise its retail services division, with more than 1,000 locations operating in the U.S. and Mexico. If a spin-off were to occur, David Fisher, who has been Enova’s Chief Executive Officer since January 2013, would continue to serve in that role.

Company management will analyze the potential separation and expects to make a final recommendation to the Company’s Board of Directors in 2014. If the Board approves a separation, a transaction would likely be completed in late 2014 or early 2015, subject to market, regulatory and other conditions, including, if the separation takes the form of a tax-free spin-off, the receipt of a private letter ruling from the Internal Revenue Service and an opinion from the Company’s tax counsel. The Company currently expects that any spin-off would be in the form of a tax-free distribution of at least 80 percent of the Enova common stock to the Company’s shareholders. Jefferies LLC is advising the Company in connection with an evaluation of the potential separation alternatives.

The Company’s President and Chief Executive Officer, Daniel R. Feehan, said, “When we acquired Enova in 2006, it offered a single credit product in the U.S. Today, through its online websites, Enova now offers a variety of innovative credit products to consumers in the U.S., the U.K., Australia and Canada. Enova continues to explore additional products and geographies in which to leverage its strengths in technology, analytics, product innovation, marketing and customer service. We now think that pursuing a separation of the businesses and management teams into two discrete companies is potentially very beneficial for the operating activities and ongoing strategy of each business. As independent companies, both Cash America and Enova would be better positioned to focus on their industry-specific business strategies and the regulatory environments related to the specific products each company offers and to recruit and hire talent oriented to each specialized business discipline. This move would allow Enova to optimize its performance and provide greater flexibility to pursue its own e-commerce expansion opportunities. A separation would also allow Cash America to further sharpen its focus on its storefront lending operations and expanding its position as a leader in the storefront consumer-lending industry. As a result, a separation is expected to better position Cash America and Enova to pursue strategies that best fit their specific businesses.”

Company management is developing detailed plans for the Board of Directors’ further consideration. To execute a transaction, a substantial amount of work is required on structure, governance, corporate finance strategy, compensation, tax planning, acquiring any necessary regulatory approvals and other significant matters. The separation is subject to a number of conditions, including final approval by the Board of Directors of transaction specifics. In addition, external events beyond the control of Cash America and Enova could impact the timing or occurrence of a separation. There can be no assurance that any separation or other transaction will occur or, if one does occur, there can be no assurance as to its form, terms or timing. During the process, the Company will remain focused on delivering the best possible results for the benefit of its customers and shareholders.

The Company also issued a separate press release today related to its expectations for financial results for the first quarter ended March 31, 2014. In that release, management indicated that its financial performance was expected to exceed its previously published estimated earnings per share for the period. Cash America will conduct a conference call to discuss its first quarter earnings and the potential separation on Thursday, April 24, 2014, at 7:00 AM CST.

About the Company

As of December 31, 2013, Cash America International, Inc. (the “Company”) operated 1,006 total locations offering specialty financial services to consumers, which included the following:

  869 lending locations in 22 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;”
  47 pawn lending locations in central and southern Mexico under the name “Cash America casa de empeño;” and
  90 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 14 states in the United States under the name “Mr. Payroll.”

Additionally, as of December 31, 2013, the Company offered consumer loans over the Internet to customers:

  in 32 states in the United States at http://www.cashnetusa.com and http://www.netcredit.com;
  in the United Kingdom at http://www.quickquid.co.uk, http://www.quickquidflexcredit.co.uk and http://www.poundstopocket.co.uk;
  in Australia at http://www.dollarsdirect.com.au; and
  in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.poundstopocket.co.uk
http://www.enova.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.netcredit.com	http://www.quickquidflexcredit.co.uk
http://www.cashlandloans.com	http://www.mrpayroll.com
http://www.quickquid.co.uk

Forward-Looking Statements

This release contains forward-looking statements about the Company’s business, financial condition, operations and prospects, including the potential strategic alternatives for the separation of its online lending business that comprises its e-commerce division, Enova. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: risks related to the potential separation of Enova, the effect of, compliance with or changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau in the U.S. and the UK Financial Conduct Authority; changes in the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; the Company’s ability to process or collect consumer loans through the Automated Clearing House system; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; public perception of the Company’s business, including its consumer loan business and its business practices; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; fluctuations, including a sustained decrease, in the price of gold or deterioration in economic conditions; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; changes in demand for the Company’s services and changes in competition; the Company’s ability to maintain an allowance or liability for estimated losses on consumer loans that are adequate to absorb credit losses; the Company’s ability to attract and retain qualified executive officers; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets, including the debt and equity markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber-attacks or fraudulent activity; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100